EXHIBIT (6)(a)(ii)


                             STATE OF DELAWARE
      [GRAPHIC OF LIBERTY AND INDEPENDENCE SEAL WITH TWO MEN ON OUTSIDE.]
                            DEPARTMENT OF INSURANCE
                                DOVER, DELAWARE
                   -------[GRAPHIC OF DIAMOND SYMBOL]-------



I, DONNA LEE H. WILLIAMS, INSURANCE COMMISSIONER OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT the attached Certificate of Restated Certificate of Incorporation of the GOLDEN AMERICAN LIFE INSURANCE COMPANY, as filed with the Delaware Secretary of State on December 21, 1993, is a true and correct copy of the document on file with this Department.




                                        IN WITNESS WHEREOF, I HAVE HEREUNTO
                                        SET MY HAND AND AFFIXED THE OFFICIAL
                                        SEAL OF THIS DEPARTMENT AT THE CITY OF
                                        DOVER, THIS 7TH DAY OF JANUARY, 1994,

                                        /S/ DONNA LEE H. WILLIAMS
                                        --------------------------------------
                                                        Insurance Commissioner



                                        --------------------------------------
                                                 Deputy Insurance Commissioner





















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                               STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE
                       --------------------------------










     I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF RESTATED CERTIFICATE OF INCORPORATION OF "GOLDEN AMERICAN LIFE INSURANCE COMPANY" FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF DECEMBER, A.D. 1993, AT 11:32 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO NEW CASTLE COUNTY RECORDER OF DEEDS ON THE TWENTY-EIGHTH DAY OF DECEMBER, A.D. 1993 FOR RECORDING.

                                  ----------

























[GRAPHIC OF SECRETARY OF STATE SEAL]    /S/ WILLIAM T. QUILLEN
                                        ----------------------
                                        WILLIAM T. QUILLEN, SECRETARY OF STATE

                                        AUTHENTICATION: *4215285
933625028                                               DATE:  12/28/1993

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                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                    GOLDEN AMERICAN LIFE INSURANCE COMPANY
                    --------------------------------------

   Adopted in accordance with the provisions of Sections 242 and 245 of the
               General Corporation Law of the State of Delaware
                    --------------------------------------

     The undersigned, Terry L. Kendall, President of Golden American Life Insurance Company, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     1. The name of the Corporation is Golden American Life Insurance Company. The Corporation was originally incorporated in the State of Minnesota under the name St. Paul Life Insurance Company as a domestic insurance corporation. The Corporation's original; articles of incorporation were filed with the Department of State of the State of Minnesota on January 2, 1973 (the "Original Certificate"). A number of amendments have thereafter been made to the Original Certificate by means of various certificates of amendment and restatement, all of which were also filed in Minnesota.

     2. the Corporation has been redomesticated from the State of Minnesota to the State of Delaware, effective as of the date of the filing of this certificate, pursuant to Section 4946 of the Delaware Insurance Code (18 DEL. C.S 4946) and all other applicable provisions o f Delaware and Minnesota law. A Certificate of Incorporation incorporating all of the provisions of the Original Certificate, as amended, has today been filed as the Delaware Certificate of Incorporation of the Corporation to implement the Corporation's redomestication to Delaware. The Corporation is now filing this Restated Certificate of Incorporation to amend and restate such Delaware Certificate of Incorporation and to eliminate unnecessary provisions included therein.

     3. The Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:

                                   ARTICLE I

     The name of the Corporation is Golden American Life Insurance Company.

                                  ARTICLE II

     The registered office of the Corporation in the State of Delaware is located at 1001 Jefferson Street, Suite 550, Wilmington, New Castle County, Delaware 19801. The Corporation is its own registered agent at that address.

                                  ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE IV

     The total number of shares of stock which the Corporation shall have authority to issue is 250,000. All such shares are to be common stock, par value of Ten Dollars ($10) per share, and are to be of one class.

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                                   ARTICLE V

     The Corporation is to have perpetual existence.

                                  ARTICLE VI

     The number of directors constituting the Board of Directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the By-laws of the Corporation.

                                  ARTICLE VII

     Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

                                 ARTICLE VIII

     In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered to make, alter and repeal the By-laws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any by-law made by the Board of Directors.

                                  ARTICLE IX

     A director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

     Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

                                   ARTICLE X

     The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

     4. That such Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by the unanimous written consent of all of the stockholders entitled to vote in accordance with the provisions of
Section 228 of the General Corporation Law of the State of Delaware.



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     IN WITNESS WHEREOF, the undersigned has executed this Restated
Certificate of Incorporation as of this 21ST day of December, 1993.

                                        By:  /s/ Terry L. Kendall
                                             --------------------
                                             Terry L. Kendall
                                             President



Attest:

/s/ Bernard R. Beckerlegge
--------------------------
Bernard R. Beckerlegge
Secretary









































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